SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                  May 23, 1994



                        INTERSTATE GENERAL COMPANY L.P.
- - ------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




         Delaware                        1-9393                52-1488756
- - ----------------------------         -------------         -------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
  of organization)                    File Number)         Identification No.)




 222 Smallwood Village Center, St. Charles, MD                    20602
- - -----------------------------------------------             ------------------
   (Address of principal executive offices)                     (Zip Code)





Registrant's telephone number, including area code    (301) 645-6833
                                                   --------------------

Item 5.   OTHER EVENTS.

          The registrant hereby reports that NationsBank has agreed to restructure two of the Registrant's outstanding loans in the aggregate principal amount of $7.4 million granting one year extensions with options to renew for two six month periods for each loan. The principal terms of the loan restructure are set forth in the accompanying Notes 2 and 8 to financial statements. This completes the restructure of all loans contemplated by the plan discussed in the Registrant's last two reports on Form 10-K. As a result, the Registrant's auditors, Arthur Andersen & Co., have reissued their report with respect to Notes 2 and 8 to the financial statements, dated May 23, 1994 on Interstate General Company L.P.'s Consolidated Financial Statements for the Years Ended December 31, 1993, 1992 and 1991. The Registrant hereby updates the following items or financial statements in its report on Form 10-K for the year ended December 31, 1993 as set forth in the pages attached hereto:

          Part II, Item 6.    Update to Selected Financial and Operating Data.

          Part II, Item 7.    Update to Management's Discussion and Analysis of
                              Financial Condition and Results of Operation -
                              Financing, Liquidity and Related Matters.

          Part II, Item 8.    Financial Statements and Supplementary Data -
                              Interstate General Company L.P. Consolidated
                              Financial Statements for the Years Ended December
                              31, 1993, 1992 and 1991 with updated Report of
                              Independent Public Accountants, Note 2 and Note
                              8.

Item 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements

          The following financial statements of Interstate General Company L.P. are contained herein:

               Report of Independent Public Accountants

               Consolidated Statements of Income for the years ended December 31, 1993, 1992 and 1991

               Consolidated Balance Sheets as of December 31, 1993 and 1992

               Consolidated Statements of Changes in Partners' Capital for the years ended December 31, 1993, 1992 and 1991

               Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991

               Notes to Consolidated Financial Statements for the years ended December 31, 1993, 1992 and 1991

     (b)  None

     (c)  Exhibits
               News release, dated Thursday, June 2, 1994.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Interstate General Company L.P.
                                    -----------------------------------
                                              (Registrant)

                                    By:  Interstate General Management
                                         Corporation
                                         Managing General Partner


                                    By:  /s/ James J. Wilson
                                         ------------------------------
                                         James J. Wilson
                                         Chairman, President and Chief
                                         Executive Officer

   June 2, 1994
- - -------------------
     DATE

UPDATED PART II, ITEM 6.  SELECTED FINANCIAL AND OPERATING DATA

     The following tables set forth combined financial data and operating data for IGC. The following selected income statement and balance sheet data have been extracted from the audited financial statements of IGC for each of the years in the five-year period ended December 31, 1993. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations.") This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and related footnotes.

IGC SELECTED FINANCIAL AND OPERATING DATA

                                              Years Ended December 31,
                                ----------------------------------------------
                                  1993        1992     1991     1990    1989
                                  ----        ----     ----     ----    ----
                                                  (In thousands)
Income Statement Data

  Revenues
    Home sales                  $22,108      $30,761 $33,043   $40,701 $38,852
    Land sales                   13,809        3,359   3,151     8,659  15,676
    Investment properties         3,701        2,672   2,070     2,606   2,096
    HDA rental income                --           --   5,622     8,648     470
    Equity in HDA
      (including ECOC)            2,358          591    (741)     (339)     74
    Management fees               4,453        3,856   3,410     3,362   3,185
    Other income                    451          743   1,253     1,670   1,325
    Apartment rental income       2,113           --      --        --      --
                                -------      ------- -------   ------- -------
      Total revenues             48,993       41,982  47,808    65,307  61,678

  Provision for restructuring        --       15,795      --        --      --
  Other expenses                 42,634       40,663  47,199    59,103  48,900
  Income taxes                     (835)         471     133       465      90
  Net income (loss)               7,194 (1)  (14,947)    476     5,739  12,688

                                              Years Ended December 31,
                                ----------------------------------------------
                                  1993        1992     1991     1990    1989
                                  ----        ----     ----     ----    ----
                                                  (In thousands)
Balance Sheet Data

  Assets related to
    community development      $ 78,876  $ 82,686  $ 95,549  $ 89,210 $ 77,963
  Assets related to home
    building projects             7,566     8,637    15,674    24,698   23,805
  Assets related to
    investment properties        42,707    23,516    19,132    59,821   60,445
  Total assets                  140,314   125,523   144,779   191,190  171,703

  Short-term debt
    Banks
      Recourse                   39,026    35,174    41,929    63,131   33,013
      Non-recourse                  321     1,142       930     1,589      848

  Long-term debt
    Banks
      Recourse                   16,113    34,889    35,662    19,867   29,553
      Non-recourse               25,501    10,415    10,646    54,449   56,555
  Total liabilities             108,068   100,481   104,790   151,677  132,763

  Partners' equity               32,245    25,042    39,989    39,513   38,940

(1) Included in this amount is a $1.5 million benefit for the cumulative effect of a change in accounting principle to reflect the addition of SFAS No. 109 "Accounting for Income Taxes".


                                              Years Ended December 31,
                                      ----------------------------------------
                                         1993    1992    1991    1990    1989
                                         ----    ----    ----    ----    ----
                                                   (In thousands)
Operating Data

Community Development
  Residential lots sold                   295      80      81     148     223
  Residential lots used
    by Company                             91     120     140     155     265
  Commercial and industrial
    acres sold                             12       1       6      32     118
  Undeveloped acres sold                   27      46      --      --      --

  Homebuilding, all locations
    Contracts for sale, net of
      cancellations                       231     256     348     450     292
    Number of homes sold                  216     288     284     396     302
    Backlog at end of period              151     136     168     104      50

  Rental apartment units
    managed at end of period            8,029   7,907   7,933   7,933   7,933
  Units under construction                 56      --      --      --      --

UPDATED PART II, ITEM 7.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - FINANCING, LIQUIDITY AND RELATED MATTERS

     The Company has historically met its liquidity requirements principally from cash flow generated from home and lot sales, property management fees, and from bank financing providing funds for development and working capital. In response to the decline in the real estate markets and the decline in the availability of financing, the Company undertook a financial restructuring in 1992.

     The Company continues to make progress in completing the objectives it set forth in its restructuring. New or amended loan agreements have now been executed for all loans which required restructuring except for two loans currently in default aggregating $7.4 million with MNC Financial Corporation ("MNC") which is now owned by NationsBank. In May 1994, the Company received a commitment letter from the bank granting an extension to May 31, 1995, and an option for two six-month extensions on each loan if mandatory principal payments have been made by the time of the extensions. The closing of the restructured loans is expected to occur by June 30, 1994 which will clear the event of default. The commitment terms provide for minimum principal payments totaling $3.5 million from December 1, 1994 to November 30, 1995, if all extensions are granted, and cross-collateralization with another NationsBank loan. Management expects to meet these required payments through the sale or refinancing of land held as collateral by NationsBank. The commitment also requires additional collateral represented by a second lien on certain commercial land and the Company's interest in partnerships which own rental apartments.

     Under the terms of IGC's loans, most of the cash flow generated by U.S. home and lot sales and distributions from partnerships, including distributions from partnership refinancings, will be used to further reduce bank loans and meet debt service requirements. Working capital for overhead and other cash needs in 1994 is expected to be met through property management fees, and net proceeds from the LDA land sale discussed below. In the opinion of IGC management, these sources will be adequate to meet IGC's liquidity requirements. As discussed in Note 8, the Company could be called in technical default on additional debt as a result of certain financial and other restrictive covenants. Current negotiations are being held with Signet to extend the maturity date beyond August 13, 1994. IGC's management believes this extension will be granted.

     In March 1991, the Company's 80% owned subsidiary, Land Development Associates, S.E. ("LDA"), sold a 61 acre parcel of land in the planned Parque Escorial development to a major retailer who intends to develop a shopping center ("LDA Land Sale"). The Company expects to close the $12 million sale by June 30, 1994 and receive approximately $1.9 million from the sales proceeds after setting aside amounts for infrastructure development and making land release payment and distributions to LDA's 20% minority partner.

     Additional potential sources of cash include amounts that could be generated from four partnerships in Puerto Rico which applied in March 1993 for economic incentives under the 1990 Low-Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). Under LIHPRHA the partnerships have the option of obtaining additional HUD insured financing and additional subsidy funds, and distributing net refinancing proceeds to partners, or selling the projects to non-profit organizations which would continue the projects in HUD's low income housing program. Management believes that the economic benefit to the Company and the partners will be greater from a sale of the projects, in which case the Company will endeavor to retain the right to manage the properties. It is anticipated that any closing pursuant to LIHPRHA will be accomplished in 1995 and the Company would expect to receive approximately $10.0 million net of taxes. These distributions are assigned to the FDIC for debt of $9.6 million and, as discussed above, NationsBank will be given a secondary assignment of the distributions.

UPDATED PART II, ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Partners of
Interstate General Company L.P.:



     We have audited the accompanying consolidated balance sheets of Interstate General Company L.P. (a Delaware limited partnership) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interstate General Company L.P. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.















Washington, D.C.
March 29, 1994
(except with respect to the matters discussed in Notes 2 and 8, as to which the date is May 23, 1994)

                        INTERSTATE GENERAL COMPANY L.P.
                   CONSOLIDATED STATEMENTS OF INCOME (LOSS)


                                              YEARS ENDED DECEMBER 31,
                                     ----------------------------------------
                                          1993         1992          1991
                                     ------------  ------------   -----------
REVENUES
  Homebuilding-homes sales           $ 22,107,740  $ 30,760,944   $33,043,268
  Community development-lot sales      13,809,400     3,358,792     3,151,286
  Revenues from investment properties
    Investment in partnerships          3,700,543     2,672,100     2,069,972
    Apartment rental income             2,112,762            --            --
    Equity in earnings (loss) of
      Housing Development
      Associates S.E. ("HDA")           2,358,423       591,079      (741,000)
    HDA rental income                          --            --     5,621,657
  Management fees, substantially all
    from related entities               4,452,547     3,855,835     3,410,505
  Interest and other income               451,582       742,715     1,252,711
                                      ----------- -------------   -----------
      Total revenues                   48,992,997    41,981,465    47,808,399
                                      ----------- -------------   -----------
EXPENSES
  Cost of home sales                   20,007,665    26,501,177    27,715,433
  Cost of lot sales                     9,588,321     3,300,581     2,153,667
  General and administrative            8,092,866     7,860,528     8,294,545
  Rental apartment expense              2,175,985            --            --
  Depreciation and amortization           706,034       896,826     2,777,489
  Interest expense                      2,063,341     2,103,262     6,258,341
  Restructuring provision                      --    15,795,459            --
                                      ----------- -------------   -----------
      Total expenses                   42,634,212    56,457,833    47,199,475
                                      ----------- -------------   -----------
INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                      6,358,785   (14,476,368)      608,924
PROVISION FOR INCOME TAXES                665,000       470,976       133,409
                                      ----------- -------------   -----------
NET INCOME (LOSS) BEFORE
  CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                     5,693,785   (14,947,344)      475,515

CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                     1,500,000            --            --
                                      ----------- -------------   -----------
NET INCOME (LOSS)                     $ 7,193,785 $ (14,947,344)  $   475,515
                                      =========== =============   ===========

PER UNIT AMOUNTS--
  NET INCOME BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE         $       .56 $       (1.47)  $       .05

  CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                      .15            --            --
                                      ----------- -------------   -----------
  NET INCOME (LOSS) PER UNIT          $       .71 $       (1.47)  $       .05
                                      =========== =============   ===========

                        INTERSTATE GENERAL COMPANY L.P.
             CONSOLIDATED STATEMENTS OF INCOME (LOSS) (continued)





                                              YEARS ENDED DECEMBER 31,
                                     ----------------------------------------
                                          1993         1992          1991
                                     ------------  ------------   -----------

NET INCOME (LOSS)
  General Partners                    $    71,938 $    (149,473)  $     4,755
  Limited Partners                      7,121,847   (14,797,871)      470,760
                                      ----------- -------------   -----------
                                      $ 7,193,785 $ (14,947,344)  $   475,515
                                      =========== =============   ===========
WEIGHTED AVERAGE UNITS
  OUTSTANDING                          10,080,111    10,079,310    10,079,310
                                      =========== =============   ===========



































                  The accompanying notes are an integral part
                     of these consolidated balance sheets.

                        INTERSTATE GENERAL COMPANY L.P.
                          CONSOLIDATED BALANCE SHEETS

                                  A S S E T S


                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1993           1992
                                                  ------------   ------------
CASH AND SHORT-TERM INVESTMENTS
  including restricted cash of $2,587,375
  and $466,421 at December 31, 1993
  and 1992, respectively                         $  4,595,771   $  2,729,519
                                                  ------------   ------------

ASSETS RELATED TO COMMUNITY DEVELOPMENT
  Land and development costs
    St. Charles, Maryland                           26,682,931     27,612,887
    Puerto Rico                                     31,389,419     28,819,090
    Other United States locations                   18,660,267     20,602,927
    Notes receivable on lot sales, net of
      reserves of $229,922 and $373,969
      as of December 31, 1993 and 1992,
      respectively                                   1,785,019      5,221,000
    Other                                              358,437        429,794
                                                  ------------   ------------
                                                    78,876,073     82,685,698
                                                  ------------   ------------

ASSETS RELATED TO HOMEBUILDING PROJECTS
  Homebuilding construction and land                 6,644,874      7,585,065
  Mortgages receivable                                 395,808        417,789
  Receivables on home sales                            405,235        378,978
  Other                                                120,114        255,646
                                                  ------------   ------------
                                                     7,566,031      8,637,478
                                                  ------------   ------------

ASSETS RELATED TO INVESTMENT PROPERTIES
  Investment in HDA                                         --      7,975,713
  Investment in residential rental
    partnerships                                    14,953,004     13,011,237
  Investment properties, net of accumulated
    depreciation and amortization
    of $4,105,975                                   24,550,927             --
  Other receivables, net of reserves of
    $2,800,479 and $2,460,108 as of
    December 31, 1993 and 1992, respectively         2,609,616      2,528,754
  Other                                                592,992             --
                                                  ------------   ------------
                                                    42,706,539     23,515,704
                                                  ------------   ------------

                        INTERSTATE GENERAL COMPANY L.P.
                          CONSOLIDATED BALANCE SHEETS

                            A S S E T S (continued)


                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1993           1992
                                                  ------------   ------------

OTHER ASSETS
  Property, plant and equipment, less
    accumulated depreciation of $1,836,561
    and $1,513,810 as of December 31, 1993
    and 1992, respectively                           1,703,638      2,712,162
  Costs in excess of net assets acquired,
    less accumulated amortization of
    $584,272 and $432,546, as of
    December 31, 1993 and 1992,
    respectively                                     2,450,257      2,601,983
  Deferred costs regarding waste technology
    and other                                        2,415,431      2,640,035
                                                  ------------   ------------
                                                     6,569,326      7,954,180
                                                  ------------   ------------
                                                  $140,313,740   $125,522,579
                                                  ============   ============




























                  The accompanying notes are an integral part
                     of these consolidated balance sheets.

                        INTERSTATE GENERAL COMPANY L.P.
                          CONSOLIDATED BALANCE SHEETS

                       LIABILITIES AND PARTNERS' CAPITAL


                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1993           1992
                                                  ------------   ------------
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
  Accounts payable and other accrued
    liabilities                                   $  3,660,698   $  5,776,458
  Mortgages and notes payable                          427,563        307,709
  Accrued income tax liability                       1,379,341      2,214,341
                                                  ------------   ------------
                                                     5,467,602      8,298,508
                                                  ------------   ------------
LIABILITIES RELATED TO COMMUNITY DEVELOPMENT
  Recourse debt                                     50,137,318     55,596,234
  Non-recourse debt                                  2,762,370     10,865,906
  Loan payable to HDA                               12,683,347      3,432,804
  Accounts payable and accrued liabilities           2,552,159      3,382,476
  Deferred income                                      199,319        593,952
                                                  ------------   ------------
                                                    68,334,513     73,871,372
                                                  ------------   ------------
LIABILITIES RELATED TO HOMEBUILDING
  Recourse debt                                      3,319,926      7,538,015
  Accounts payable and accrued liabilities           4,231,290      2,503,255
                                                  ------------   ------------
                                                     7,551,216     10,041,270
                                                  ------------   ------------
LIABILITIES RELATED TO INVESTMENT PROPERTIES
  Recourse debt                                      1,856,799      7,312,593
  Non-recourse debt                                 22,456,730             --
  Accounts payable, accrued liabilities
    and deferred income                              2,401,563        957,304
                                                  ------------   ------------
                                                    26,715,092      8,269,897
                                                  ------------   ------------
    Total Liabilities                              108,068,423    100,481,047
                                                  ------------   ------------
PARTNERS' CAPITAL
  General partners' capital                            155,565         83,627
  Limited partners' capital-10,081,810 Units
    issued and outstanding as of December 31,
    1993 and 10,079,310 as of December 31, 1992     32,089,752     24,957,905
                                                  ------------   ------------
    Total partners' capital                         32,245,317     25,041,532
                                                  ------------   ------------
                                                  $140,313,740   $125,522,579
                                                  ============   ============


                  The accompanying notes are an integral part
                     of these consolidated balance sheets.

                        INTERSTATE GENERAL COMPANY L.P.
            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 and 1991










                                      General       Limited
                                      Partners'     Partners'
                                      Capital       Capital           Total
                                      --------     -----------     -----------

BALANCES, December 31, 1990        $   228,345     $39,285,016     $39,513,361

  Net Income                             4,755         470,760         475,515
                                   -----------     -----------     -----------

BALANCES, December 31, 1991            233,100      39,755,776      39,988,876

  Net Loss                            (149,473)    (14,797,871)    (14,947,344)
                                   -----------     -----------     -----------
BALANCES, December 31, 1992             83,627      24,957,905      25,041,532

  Net Income                            71,938       7,121,847       7,193,785

  Employee unit options exercised           --          10,000          10,000
                                   -----------     -----------     -----------
BALANCES, December 31, 1993        $   155,565     $32,089,752     $32,245,317
                                   ===========     ===========     ===========





















                  The accompanying notes are an integral part
                       of these consolidated statements.

                        INTERSTATE GENERAL COMPANY L.P.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                            1993         1992        1991
                                       ------------  -----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                    $  7,193,785 $(14,947,344) $   475,515
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
      Depreciation and amortization
        Corporate                           706,034      896,826    1,139,477
        HDA                                      --           --    1,638,012
        Investment properties               432,013           --           --
      Provision for income taxes            665,000      470,976      133,409
      Equity in earnings of
        partnerships                     (1,668,206)  (1,727,305)  (1,104,774)
      Increase in sponsor and
        developer fees from
        partnerships                       (902,627)    (311,537)    (211,028)
      Cumulative effect of
        accounting change                (1,500,000)          --           --
      Provision for restructuring                --   15,795,459           --
      Decrease (increase) in
        Accounts payable and
          accrued liabilities              (820,714)  (1,122,209)   1,659,691
        Deferred income                    (394,633)    (475,438)     930,299
      Decrease (increase) in
        Receivables                       3,457,962    3,509,081    2,077,563
        Homebuilding assets               1,022,461    5,963,706    5,110,111
        Community development assets        339,364   (2,121,303)  (5,160,491)
        Restricted cash                  (2,120,954)    (202,320)     997,917
                                        ----------- ------------  -----------
  Net cash provided by
    operating activities                  6,409,485    5,728,592    7,685,701
                                        ----------- ------------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease (increase) in assets related
    to investment properties              7,218,974      865,247   (1,801,529)
  Dispositions of other assets              740,105      346,652      169,101
  Purchase of apartment properties         (370,000)    (170,000)    (170,000)
                                        ----------- ------------  -----------
  Net cash provided by (used in)
    investing activities                  7,589,079    1,041,899   (1,802,428)
                                        ----------- ------------  -----------

                        INTERSTATE GENERAL COMPANY L.P.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                            1993         1992        1991
                                       ------------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from HDA                          8,853,221    1,395,664    1,604,583
  Cash proceeds from debt financing      14,002,805    8,619,365   11,266,783
  Payment of debt                       (37,119,292) (16,166,267) (18,643,040)
  Employee Unit options exercised            10,000           --           --
                                        ----------- ------------  -----------
  Net cash used in
    financing activities                (14,253,266)  (6,151,238)  (5,771,674)
                                        ----------- ------------  -----------
NET (DECREASE) INCREASE IN CASH
  AND SHORT-TERM INVESTMENTS               (254,702)     619,253      111,599

DECONSOLIDATION OF HOUSING
  DEVELOPMENT ASSOCIATES S.E.                    --           --     (506,948)

CASH AND SHORT-TERM INVESTMENTS,
  BEGINNING OF YEAR                       2,263,098    1,643,845    2,039,194
                                        ----------- ------------  -----------

CASH AND SHORT-TERM INVESTMENTS,
  END OF YEAR                           $ 2,008,396 $  2,263,098  $ 1,643,845
                                        =========== ============  ===========

SUPPLEMENTAL DISCLOSURES
  Interest paid (net of amount
    capitalized)                        $ 4,126,977 $  1,820,469  $ 6,247,945
  Income taxes paid                     $        -- $         --  $   126,435
  Non-cash transactions
    Acquisition of interest in
      apartment partnerships, assets    $22,641,000 $         --  $        --
    Acquisition of interest in
      apartment partnerships,
      liabilities                       $22,532,000 $         --  $        --
    Deed in lieu of payment of
      purchase money mortgage           $        -- $    567,734  $        --
    Lot sale transfers to
      trade creditors                   $        -- $    518,456  $   782,000
    House sale transfers to
      trade creditors                   $        -- $         --  $   480,780







                  The accompanying notes are an integral part
                       of these consolidated statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


(1)  BASIS OF PRESENTATION AND PRINCIPLES OF ACCOUNTING

     On September 26, 1986, Interstate General Company L.P. ("IGC" or "the Company"), a Delaware limited partnership, was formed, and on December 31, 1986, acquired substantially all of the community development, homebuilding, investment properties and management services businesses of Interstate General Business Corporation, Interstate St. Charles, Inc. and a trust for the benefit of the stockholders of Interstate General Business Corporation (the "Predecessors"). The assets relating to these businesses were acquired in exchange for (1) 7,900,000 Units representing assignment of beneficial ownership of limited partnership interest ("Units"), (2) a 1% general partnership interest in IGC and (3) the assumption by IGC of certain indebtedness relating to these businesses. The 1% general partner interest is shared by the managing general partner, Interstate General Management Corporation, and Interstate Business Corporation ("IGMC" and "IBC," respectively, referred to collectively as "General Partner") as successors to Interstate General Business Corporation and Interstate St. Charles, Inc.

     Net income (loss) per Unit for the years ended December 31, 1993, 1992 and 1991, is calculated on weighted average Units outstanding. Outstanding options and warrants to purchase Units do not have a material dilutive effect on the calculation of earnings per Unit (see Note 12).

     The accompanying consolidated financial statements include the accounts of IGC and all of its controlled subsidiaries, after eliminating intercompany transactions. Reference to IGC or the Company refers to the consolidated group of entities or to any one of the individual entities involved. IGC's investments in partnerships in which IGC's interest is 50% or less are accounted for by the equity method of accounting.

     For purposes of reporting cash flows, cash and short-term investments include cash on hand, unrestricted deposits with financial institutions and short-term investments with original maturities of three months or less.

Sales and Profit Recognition

     Revenues from community development and homebuilding are recognized at closing, when sufficient down payments have been obtained, possession and other attributes of ownership have been transferred to the buyer and IGC has no significant continuing involvement.

     During 1992 and 1991, IGC transferred developed lots, undeveloped land and houses to third-party vendors in satisfaction of certain short-term payables. In accordance with generally accepted accounting principles, the transactions are recognized as sales in the year of transfer. Revenues from community development include $518,000 and $782,000 in 1992 and 1991, respectively, related to these transfers. Revenues from homebuilding in 1991 include $481,000 related to these transfers.

Revenues from Investment Properties

     Revenues from investment properties include revenue from partnerships, rental income and equity in earnings (losses) of HDA. Revenue from partnerships is comprised of income from sponsor and developer fees, income related to a previous investment in a cable television partnership (see Note 7) and IGC's share of the earnings (losses) of the unconsolidated rental apartment project partnerships. Apartment rental income includes the revenues of the consolidated apartment partnerships. HDA rental income includes HDA's equity in earnings (losses) of El Comandante Operating Company ("ECOC") through September 30, 1991 when HDA's accounts were consolidated (see Note 5). Equity in earnings (losses) of HDA include HDA's equity in earnings (losses) of ECOC since October 1, 1991.

Management Fees

     IGC performs property management services including sales, leasing, maintenance and accounting for properties owned by affiliated entities. Fees are recorded in the period in which the services are rendered and/or paid.

Community Development and Homebuilding Inventories

     The costs of acquiring and developing land and homebuilding construction are allocated and charged to cost of sales as the related inventories are sold.

IGC carries land, development and homebuilding costs (including capitalized interest) at the lower of cost or net realizable value. Net realizable value is defined as the estimated amount IGC expects to realize in the ordinary course of business less costs of completion.

Capitalization of Interest

     IGC's interest costs related to homebuilding and land assets were allocated to these assets based on book value. The portion of interest allocated to land, finished building lots and homebuilding construction during the development and construction period, provided the assets book value is less than its net realizable value is capitalized. The remaining interest is expensed. A summary of interest for 1993, 1992 and 1991 is as follows:

                                            Years Ended December 31,
                                           ---------------------------
                                            1993       1992     1991
                                           ------    -------   -------
                                                 (In thousands)


          Expensed                         $3,158     $2,103   $ 6,258
          Capitalized                       2,655      4,399     6,728
                                           ------     ------   -------
          Total interest incurred          $5,813     $6,502   $12,986
                                           ======    =======   =======

Investment in Residential Rental Partnerships

     IGC's investment in residential rental partnerships consist of long-term receivables, nominal capital contributions, working capital loans and IGC's share of unconsolidated partnership income/loss. The working capital loans are collectible from the first cash flow from operations of the partnerships. The long-term receivables represent loans to the partnerships for payment of construction and development costs in excess of the project mortgages. Substantially all of the long-term receivables are non-interest bearing and have been discounted at an effective rate of 14% based on the projected maturity date which will occur upon the refinancing, sale or other disposition of the partnerships' properties. The discount, which represents deferred sponsor and developer fees, is netted in the consolidated financial statements against the long-term receivables.

     For partnerships syndicated prior to December 31, 1985, IGC amortizes the discount over the estimated holding period of the properties and recognizes such discount as income beginning when the respective partnerships have cash flow that reasonably assures realization of the long-term receivables. Due to a change in generally accepted accounting principles, deferred sponsor and developer fees on partnerships syndicated after December 31, 1985 will be recognized when the long-term receivables are collected. The sponsor and developer fees recognized on the cash basis for syndications consummated after December 31, 1985 are not materially different than amounts computed under the previously applied generally accepted accounting principles.

     Certain partnerships are accumulating cash from operations in excess of amounts permitted by U.S. Department of Housing and Urban Development ("HUD") and other regulatory authorities to be distributed to IGC and limited partners, and such excess is placed in restricted cash accounts. At the time the partnerships' projects are refinanced or sold, this accumulated cash will be available to pay the long-term receivables and to make cash distributions to limited partners and IGC.

Property, Plant and Equipment

     Property, plant and equipment is carried at cost, less accumulated depreciation. Depreciation is provided principally by the straight-line method for financial reporting purposes and by accelerated methods for tax purposes.

Income Taxes

     IGC is not subject to U.S. income taxes under current law. Its partners are taxed directly on their share of IGC's income without regard to distributions, and the partners may generally deduct their share of losses. The corporate subsidiaries of IGC are subject to tax at the applicable corporate rates. Furthermore, IGC is subject to Puerto Rico income tax on its Puerto Rico source income and District of Columbia income tax on its District of Columbia source income.

Accounting Change

     As discussed in Note 13, on January 1, 1993, the Company implemented Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of existing differences between financial reporting and tax reporting bases of assets and liabilities and operating loss and tax credit carry forwards for tax purposes.

     In 1991, the Financial Accounting Standards Board issued SFAS No. 107,
"Disclosures about Fair Value of Financial Instruments."   This statement is
effective for financial statements issued for fiscal years ending after December 15, 1992, except for entities with less than $150,000,000 in total assets. For these entities, the effective date is for fiscal years ending after December 15, 1995.

     SFAS No. 107 requires disclosure of the fair value of certain financial instruments, including cash, evidence of ownership interest in other entities and contracts that impose either an obligation to deliver a financial instrument or a right to receive a financial instrument. The Company's ownership interests are accounted for under the equity method of accounting or are consolidated. Both of these accounting methods are excluded from SFAS No. 107 as required fair value disclosures. The Company's total assets are less than $150,000,000, therefore fair value disclosures will be required for fiscal years ending after December 15, 1995. Upon the effective date for IGC, the Company will disclose the fair value of any contracts, as defined by SFAS No. 107, outstanding at that date. The Company does not expect SFAS No. 107 to have a material effect on its financial statements.

Reclassifications

     Certain amounts presented for 1992 on the Consolidated Balance Sheet and 1992 and 1991 amounts on the Consolidated Statement of Cash Flows have been reclassified to conform with the 1993 presentation.

(2)  FINANCING, LIQUIDITY AND RELATED MATTERS

     The Company has historically met its liquidity requirements principally from cash flow generated from home and lot sales, property management fees, and from bank financing providing funds for development and working capital. In response to the decline in the real estate markets and the decline in the availability of financing, the Company undertook a financial restructuring in 1992.

     The Company continues to make progress in completing the objectives it set forth in its restructuring. New or amended loan agreements have now been executed for all loans which required restructuring except for two loans currently in default aggregating $7.4 million with MNC Financial Corporation ("MNC") which is now owned by NationsBank. In May 1994, the Company received a commitment letter from the bank granting an extension to May 31, 1995, and an option for two six-month extensions on each loan if mandatory principal payments have been made by the time of the extensions. The closing of the restructured loans is expected to occur by June 30, 1994 which will clear the event of default. The commitment terms provide for minimum principal payments totaling $3.5 million from December 1, 1994 to November 30, 1995, if all extensions are granted, and cross-collateralization with another NationsBank loan. Management expects to meet these required payments through the sale or refinancing of land held as collateral by NationsBank. The commitment also requires additional collateral represented by a second lien on certain commercial land and the Company's interest in partnerships which own rental apartments.

     Under the terms of IGC's loans, most of the cash flow generated by U.S. home and lot sales and distributions from partnerships, including distributions from partnership refinancings, will be used to further reduce bank loans and meet debt service requirements. Working capital for overhead and other cash needs in 1994 is expected to be met through property management fees, and net proceeds from the LDA land sale discussed below. In the opinion of IGC management, these sources will be adequate to meet IGC's liquidity requirements. As discussed in Note 8, the Company could be called in technical default on additional debt as a result of certain financial and other restrictive covenants.

     In March 1991, the Company's 80% owned subsidiary, Land Development Associates, S.E. ("LDA"), sold a 61 acre parcel of land in the planned Parque Escorial development to a major retailer who intends to develop a shopping center ("LDA Land Sale"). The Company expects to close the $12 million sale by June 30, 1994 and receive approximately $1.9 million from the sales proceeds after setting aside amounts for infrastructure development and making land release payment and distributions to LDA's 20% minority partner.

     Additional potential sources of cash include amounts that could be generated from four partnerships in Puerto Rico which applied in March 1993 for economic incentives under the 1990 Low-Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). Under LIHPRHA the partnerships have the option of obtaining additional HUD insured financing and additional subsidy funds, and distributing net refinancing proceeds to partners, or selling the projects to non-profit organizations which would continue the projects in HUD's low income housing program. Management believes that the economic benefit to the Company and the partners will be greater from a sale of the projects, in which case the Company will endeavor to retain the right to manage the properties. It is anticipated that any closing pursuant to LIHPRHA will be accomplished in 1995 and the Company would expect to receive approximately $10.0 million net of taxes. These distributions are assigned to the FDIC for debt of $9.6 million and, as discussed above, NationsBank will be given a secondary assignment of the distributions.

(3)  RESTRUCTURING

     During 1992, in response to the decline in the real estate markets and significant liquidity concerns, IGC developed a comprehensive business plan to restructure its operations. IGC's management performed a detailed review of the profit potential of its homebuilding and land development operations on a project-by-project basis, and decisions were made as to the extent and manner in which IGC should continue to conduct operations in each market. The plan emphasized the generation of cash flow as rapidly as possible and the reduction of expenses. In addition, the Company performed a review of the net realizable value of its non-real estate related assets in light of its liquidity constraints and the financial restructuring it has undertaken.

     This plan was presented to various financial institutions and new or amended loan agreements have been executed for all loans which required restructuring, except for loans with one lender which management expects to restructure during the second quarter of 1994. The overall plan called for certain concessions from lenders and changes in the business strategy of IGC as follows:

     Financial Institution Concessions - IGC requested deferral of interest and loan fees, extended maturity dates, relief of current principal payments, new financing and waivers of certain restrictive covenants on substantially all of its loans.

     IGC has been successful in extending bank debt in accordance with the Company's restructuring plans, except for two loans totalling $7,366,000, as of December 31, 1993 with one lender which management expects to restructure during the second quarter of 1994.

     In 1993, IGC's bank debt (excluding apartment mortgages) was reduced over $23 million.

     Homebuilding - IGC discontinued expansion in less profitable markets and exited certain other markets. The mix of homes offered by IGC has been adjusted toward lower priced homes, the market segment currently possessing the strongest sales potential.

     Land Development and Acquisition - IGC reduced land development operations until it disposed of its existing developable inventory and discontinued certain development efforts. Certain land holdings have been offered for sale as undeveloped or semi-developed, shifting the risk of development to third parties.

     Investment in Partnerships - Management has refinanced several apartment properties to enhance current and future cash distributions to IGC.

     Four projects containing 855 apartments owned by one partnership in Puerto Rico were refinanced in December 1993, and three other partnerships owning 696 apartments refinanced their projects in March 1994. These refinancings provided approximately $7.4 million to IGC used to further reduce debt. In December 1993, HDA, a 49% owned partnership that owns the El Comandante Race Track in Puerto Rico, completed a $68 million mortgage note offering, coupled with warrants aggregating the right to purchase a 15% equity interest in HDA. IGC received approximately $13 million as a result of this refinancing, most of which was used for bank debt and other IGC obligations. In addition, two projects containing 340 apartments owned by two partnerships in the United States were refinanced in February 1993. IGC received approximately $129,000 as a result of these refinancings; however, future cash flow will increase as the interest rates on the new mortgage notes reduced these partnership interest obligations from 10.85% to 7.28%.

     Five other Puerto Rico projects containing 1,102 apartments are being processed through HUD's LIHPRHA program and sales or refinancings of these projects is expected to begin in early 1995. In addition, two other United States projects containing 256 apartments are being processed through mortgage brokers for refinancing in 1994.

     Management Services - IGC continues to offer management services.

     General and Administrative - IGC reduced the number of employees in 1992 and is monitoring corporate expenses closely.

     Certain new terms resulting from the loan restructure negotiations require an accelerated sale pace for the disposition of homebuilding and land development assets. Management also evaluated its investments, deferred project costs, notes receivable and non-real estate assets for any potential losses. In 1992, IGC recorded a provision for various net realizable value reductions and restructuring costs as set forth below:

     Reserve for land and homebuilding inventory,
       notes receivable and investment in partnerships        $13,279,000
     Reserves against other assets and expenses
       related to the restructuring                             2,516,000
                                                              -----------
                                                              $15,795,000
                                                              ===========

     During 1993, in response to improving conditions with certain of its real estate assets and reductions in its estimates of expenses related to the restructuring as well as its decision to abandon certain development efforts with respect to its waste technology investment as discussed in Note 6, management reallocated $420,000 of reserves from the land and homebuilding category to the reserve for other assets and expenses related to the restructuring.

     As a part of its ongoing determination of the realizable value of its assets, management continually monitors the need for additional adjustments to the carrying value of its assets. At December 31, 1993, management has concluded that additional reserves are not required at this time.

(4)  INVESTMENT IN RESIDENTIAL RENTAL PARTNERSHIPS

     As of December 31, 1993, IGC manages and is a general partner in 28 real estate partnerships which own 31 apartment projects in Puerto Rico, Maryland, Virginia and Washington, D.C. The apartment projects are financed by non-recourse mortgages. Of the 6,503 rental units in the various partnerships, the Federal Housing Administration ("FHA") provides subsidies for low and moderate income tenants in 5,371 units.

     During 1991, IGC entered into an agreement with the limited partners of Lancaster Associates L.P., the owner of the Lancaster Apartments, to purchase their 99% limited partnership interest over a five-year period, payable in five annual installments of $170,000 which commenced in 1991. In 1993, the Company purchased an additional 19.8% limited partnership interest in Lancaster Apartments Limited Partnership ("Lancaster"), increasing its ownership to 60.4%. As a result, the accounts of Lancaster are consolidated as of December 31, 1993 and for the year ended December 31, 1993.

     IGC, IBC and the Resolution Trust Corporation ("RTC") as Receiver for Perpetual Savings Bank F.S.B. were general partners in New Forest General Partnership ("New Forest") and Fox Chase General Partnership ("Fox Chase").
New Forest and Fox Chase each own an apartment project in St. Charles. During August, 1993 New Forest and Fox Chase bought the RTC's general partner interest for $200,000. The buy-out was funded by surplus cash in the partnerships and an additional capital contribution from IGC. As a result of this transaction, IGC owns a 90% general partner interest in both New Forest and Fox Chase. The Company's December 31, 1993 consolidated financial statements reflect the operations of Fox Chase and New Forest from August 20, 1993.

     Prior to these purchases the Company accounted for the interests in these three partnerships under the equity method. The December 31, 1993 financial statements reflect the effect of consolidation of these partnerships by an increase in the consolidated assets and liabilities of $22,641,000 and $22,532,000, respectively.

     The following table summarizes IGC's investment in residential rental partnerships:
                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1993           1992
                                                  ------------    -----------
Long-term receivables, net of deferred
  income of $4,100,692 and $5,003,320
  at December 31, 1993 and 1992,
  respectively                                     $ 4,254,908    $ 3,508,210
Other receivables, net of reserves of $952,776
  as of December 31, 1993 and $710,037
  as of December 31, 1992                            1,377,537      2,096,890
Investment in partnerships                           9,320,559      8,350,715
                                                   -----------    -----------
                                                   $14,953,004    $13,955,815
                                                   ===========    ===========


     For the years ended December 31, 1993, 1992 and 1991, IGC recognized $1,668,206, $1,030,000 and $1,105,000, respectively, of equity in earnings from certain of these partnerships. In January and March 1994, the Company collected approximately $7.4 million from funds received from partnerships in Puerto Rico which refinanced seven apartment projects. These payments represented the collection of long-term receivables and payment of distributions. In addition, the Company recognized the remaining unamortized sponsor and developer fees of $555,000 from the apartment projects that were refinanced.

     The combined condensed statements of income (loss) and the combined condensed statements of cash flow for the years ended December 31, 1993, 1992 and 1991, and the combined condensed balance sheets as of December 31, 1993 and 1992 are shown below for the partnerships owning residential rental properties:


                             HOUSING PARTNERSHIPS'
                COMBINED CONDENSED STATEMENTS OF INCOME (LOSS)
                                  (Unaudited)


                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                         1993 (1)        1992        1991
                                       ------------  -----------  -----------
                                                   (In thousands)


Revenues                                  $44,767      $44,618      $43,966
                                          -------      -------      -------
Operating expenses
  Depreciation                              6,637        6,830        6,795
  Other                                    36,677       37,141       37,326
                                          -------      -------      -------
                                           43,314       43,971       44,121
                                          -------      -------      -------
Net income (loss)                         $ 1,453      $   647      $  (155)
                                          =======      =======      =======


     (1) The income and expenses of Fox Chase and New Forest after August 20, 1993 and the income and expenses of Lancaster after December 31, 1992 are excluded from these statements. The operations of these partnerships are consolidated on the Company's statement of income for these periods for the year ended December 31, 1993.

                             HOUSING PARTNERSHIPS'
                       COMBINED CONDENSED BALANCE SHEETS
                                  (Unaudited)

                                  A S S E T S


                                                            DECEMBER 31,
                                                    --------------------------
                                                     1993 (1)          1992
                                                    ----------      ----------
                                                           (In thousands)

Rental apartments, at cost                           $240,554        $264,092
Accumulated depreciation                              (75,493)        (73,318)
                                                     --------        --------
                                                      165,061         190,774
                                                     --------        --------
Restricted cash and marketable securities:
  Securities held by trustee of bonds                      --           1,245
  Residual receipt accounts                            18,781          22,638
  Replacement reserves and escrows                     10,320          11,741
                                                     --------        --------
    Total restricted cash and marketable securities    29,101          35,624

Cash and certificates of deposit
  (including $1,360 in restricted accounts in 1992)    18,862           6,077
                                                     --------        --------
    Total cash and marketable securities               47,963          41,701
                                                     --------        --------
Other assets                                            4,084           3,328
                                                     --------        --------
    Total assets                                     $217,108        $235,803
                                                     ========        ========

                       LIABILITIES AND PARTNERS' CAPITAL


                                                            DECEMBER 31,
                                                    --------------------------
                                                     1993 (1)          1992
                                                    ----------      ----------
                                                           (In thousands)


Non-recourse mortgage notes and accrued interest     $185,099        $203,429
Loans and interest payable to the Company              19,660          20,979
Other liabilities                                       3,949           3,922
                                                     --------        --------
    Total liabilities                                 208,708         228,330
                                                     --------        --------
Partners' capital (2)
  Capital contributions, net of distributions          17,908          22,929
  Accumulated deficit                                  (9,508)        (15,456)
                                                     --------        --------
    Total partners' capital                             8,400           7,473
                                                     --------        --------
    Total liabilities and partners' capital          $217,108        $235,803
                                                     ========        ========

     (1) The assets, liabilities and partners' capital of Lancaster, Fox Chase and New Forest at December 31, 1993 are excluded as they are consolidated into the accounts of the Company.

     (2) The difference between the partners' capital account at December 31, 1993 and December 31, 1992 is due to accumulated losses, distributions and the effect of the consolidation of Lancaster, Fox Chase and New Forest with the Company during 1993.

                              HOUSING PARTNERSHIPS'
                  COMBINED CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                         1993 (1)        1992        1991
                                       ------------  -----------  -----------
                                                   (In thousands)

Revenues                                  $44,767      $44,618      $43,966
                                          -------      -------      -------
Cash expenditures
  Total expenses                           43,314       43,971       44,121
  Less - Depreciation                      (6,637)      (6,830)      (6,795)
         Other non-cash expenses             (706)        (679)        (651)
                                          -------      -------      -------
                                           35,971       36,462       36,675
  Mortgage principal and capital
    additions                               2,232        2,533        2,517
                                          -------      -------      -------
      Total cash expenditures              38,203       38,995       39,192
                                          -------      -------      -------
Cash flow before distributions            $ 6,564      $ 5,623      $ 4,774
                                          =======      =======      =======
Distributions to the Company              $ 1,178      $   885      $ 1,065
                                          =======      =======      =======

     (1) The cash flow activity for Lancaster during the period January 1, 1993 to December 31, 1993 and for Fox Chase and New Forest from August 20, 1993 to December 31, 1993 are excluded from these statements. These activities are reflected on IGC's Consolidated Statement of Cash Flow for the year ended December 31, 1993.


     The FHA, Puerto Rico Housing Finance Corporation ("PRHFC"), State and District of Columbia housing agencies and the partnership agreements require that the accumulation of cash in the partnerships be sufficient to liquidate all current liabilities before distributions to partners are permitted. Most of the partnership agreements provide that IGC receive a zero to 5% interest in profits, losses and cash flow from operations until such time as the limited partners have received cash distributions equal to their capital contributions.

Thereafter, IGC generally shares in 50% of cash distributions from operations. During 1994, seven partnerships were released from these restrictions as part of mortgage refinancings. The combined disposition of cash flow is as follows:

                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                            1993         1992        1991
                                       ------------  -----------  -----------
                                                      Unaudited
                                                   (In thousands)

Distributions to unaffiliated
  limited partners                         $1,373       $  996       $1,342
Distributions to affiliated
  limited partner                             306          288          192
Distributions to the Company                1,178          885        1,065
Distributions to syndicators                   42           56           42
Deposits into escrow
  Replacement reserves                      1,018          645        1,105
  Residual receipts                         1,763        2,542        2,422
Accrued costs, borrowings, and
  use of prior period cash flow               884          211       (1,394)
                                           ------       ------       ------
                                           $6,564       $5,623       $4,774
                                           ======       ======       ======


(5)  INVESTMENT IN REAL ESTATE VENTURES RELATING TO HORSE RACING

     On December 14, 1989, IGC's affiliates, HDA and LDA, purchased substantially all the Puerto Rico assets of San Juan Racing Association, Inc. for approximately $68 million. The purchase was financed by a $50 million mortgage loan to HDA and LDA. The additional funds required for the acquisition were provided by the two partners as capital and loans in accordance with their original partnership interest (80% from IGC and 20% by the minority partner of HDA and LDA). The transaction was accounted for under the purchase method of accounting. As such, the purchase price was allocated to the net tangible assets acquired based on their fair values at the date of acquisition which included land and the only thoroughbred race track and off-track betting operations in Puerto Rico.

     On September 30, 1991, IGC sold a 31% ownership interest in HDA (38.75% of IGC's ownership) to IBC, reducing IGC's 80% general partner interest in HDA to 49%. The terms of the sale provide that IGC has a priority position over IBC for any cash distributions from HDA to the extent of IGC's loans to and equity interest in HDA. The purchase price consisted of $10,000 and a $120,628 note payable by IBC out of distributions from HDA. The sale was approved by a vote of the independent members of IGC's Board of Directors based on an independent appraisal of the principal asset of HDA.

     In December 1993, HDA refinanced the Race Track with $68 million of 11.75% first mortgage notes due December 2003 (the "Refinancing"). The note purchasers also received warrants (the "Warrants") representing the right to acquire 15% of the equity in HDA for a nominal amount. Exercise of the Warrants is subject to approval of the Puerto Rico Racing Board ("Racing Board"). Upon Racing Board approval and the resulting dilution from issuance of the Warrants, IGC's interest in HDA will be reduced to 41.65% and IBC's interest will be reduced to 26.35%. The net proceeds of the Refinancing were used by HDA to repay its original mortgage debt and pay a prepayment penalty (totalling $46.2 million), pay deferred management fees, repay loans and make distributions to IGC and other HDA partners ($9.1 million), and make loans of $8.4 million to LDA. LDA used substantially all of loan proceeds in connection with a December 1993 refinancing of its original mortgage loan and to make payments on loans from IGC and LDA's 20% unaffiliated minority partner, Supra and Company S.E. ("Supra"). IGC received from HDA and LDA approximately $13 million from the refinancing proceeds, $1.2 million from HDA distributions of cash from operations during the year and $2.4 million from HDA in payment of intercompany loans during the year. Of these amounts approximately $10.4 million was used to repay IGC bank debt, including $8.4 million to Banco Popular de Puerto Rico. The remaining balance was used to pay accounts payable and other obligations.

     IGC accounts for its investment in HDA on the equity basis of accounting. In 1993, HDA had income of $2,623,000 before a prepayment penalty on a mortgage note and write-off of deferred financing costs of $7,157,000 for a net loss of $4,534,000. HDA made cash distributions of $2,000,000 to the Company in 1993. Equity in earnings of HDA in the accompanying consolidated statements of income in 1993 is comprised of (1) the Company's $2.2 million share of earnings before the prepayment penalty, (2) the Company's share ($.6 million) of the prepayment penalty which reduced the Company investment in HDA to zero, (3) a cash distribution of $800,000 received after the investment in HDA had been reduced to zero by the Company's share of the prepayment penalty and (4) by previous cash distributions of $1,200,000.

     In December 1992, IGC announced plans to distribute to its public unitholders all or a substantial portion of its interest in HDA (the "Proposed Distribution"). The announcement also provided that the interests in HDA owned by IGC and IBC would be distributed prorata to IGC unitholders. The Proposed Distribution is subject to IGC's obtaining required regulatory approvals, including the Racing Board, and consent of certain IGC creditors. In addition, to provide limited liability for recipients of the distributed HDA interests, IGC may transfer its interests in HDA to a newly formed intermediary entity and then distribute to its unitholders interests in such intermediary entity.

     In September 1993, IGC and IBC formed a general partnership, Equus Gaming Company ("Equus") to hold their interests in HDA and to organize and to hold the stock of Virginia Jockey Club, Inc. ("VJC"). IBC is the managing general partner of Equus. IGC and IBC each contributed $100 and currently their ownership interests are approximately 62% and 38%, respectively. In October 1993, VJC (100% owned by Equus) submitted an application to the Virginia State Racing Commission to construct and operate a thoroughbred horse racing facility in Virginia. As part of this application, a "highly confident letter" was issued regarding the financing of VJC. Compensation for this letter was the issuance of 100,000 limited partnership unit purchase warrants of IGC. The warrant exercise price is $5.30 and expires September 30, 2003. IGC's Board of Directors has authorized IGC to provide funds to cover all of VJC's costs. Deferred costs regarding VJC totalled $593,000 as of December 31, 1993. Equus' partnership agreement provides that in the event VJC obtains a Virginia racing license, in lieu of the Proposed Distribution IBC and IGC will transfer their interests in HDA to Equus. The transfer will be structured in a manner to avoid a termination of HDA for federal income tax purposes. IGC and IBC would then expect to convert Equus to a limited partnership or other form of limited liability entity prior to IGC's distributing to its unitholders all or a substantial portion of its interest in Equus. The transfer to Equus and the subsequent Equus distribution would be subject to required regulatory approvals, including the Racing Board, and consent of certain IGC creditors.

     Equus, including its investments in VJC, is consolidated in the Company's financial statements. The Company's financial statements reflect the equity method of accounting for its investment in HDA. HDA's condensed balance sheets as of December 31, 1993 and December 31, 1992 and the condensed statements of income for the periods ended December 31, 1993 and 1992 are shown as follows:


                                      HDA
                               CONDENSED BALANCE SHEET
                                  (Unaudited)

                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1993           1992
                                                  ------------    -----------
                                                         (In thousands)
Assets
  Cash ($610 Restricted in 1992)                       $ 1,886        $ 1,133
  Leased property, less accumulated
    depreciation of $6,157 and $5,214 at
    December 31, 1993 and 1992, respectively            42,267         44,728
  Receivables from LDA                                  12,690          3,363
  Other assets                                           4,308          1,478
                                                       -------        -------
                                                       $61,151        $50,702
                                                       =======        =======
Liabilities and partners' deficit
  Accounts payable and accrued liabilities             $   669        $   714
  Debt-third parties                                    65,960         40,431
  Debt-partners                                             --          9,915
                                                       -------        -------
                                                        66,629         51,060
  Partners' deficit                                     (5,478)          (358)
                                                       -------        -------
                                                       $61,151        $50,702
                                                       =======        =======

                                      HDA
                     CONDENSED STATEMENT OF (LOSS) INCOME
                                  (Unaudited)


                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                            1993         1992        1991
                                       ------------  -----------  -----------
                                                   (In thousands)
Revenues
  Rental income                           $12,258      $ 9,954      $ 7,958
  Equity in earnings (losses) of ECOC         135         (356)      (1,417)
  Interest income                             440          297          159
                                          -------      -------      -------
                                           12,833        9,895        6,700
                                          -------      -------      -------
Expenses
  General and administrative                  795          573          703
  Depreciation and amortization             3,618        2,313        1,728
  Interest                                  5,669        5,648        5,693
                                          -------      -------      -------
    Total expenses                         10,082        8,534        8,124
                                          -------      -------      -------
Net income (loss) before provision
  for income tax                            2,751        1,361       (1,424)

Provision for income tax                      129          303           --
                                          -------      -------      -------
Income (loss) before extraordinary item     2,622        1,058       (1,424)

Extraordinary item - prepayment
  penalty on mortgage note and write-
  off of deferred financing costs          (7,157)          --           --
                                          -------      -------      -------
Net (loss) income                         $(4,535)     $ 1,058      $(1,424)
                                          =======      =======      =======


     The race track facilities owned by HDA are leased to ECOC, an effectively 29.4%-owned non-consolidated affiliate of IGC. The lease agreement requires ECOC to pay annual rent of the greater of 25% of the race track commissions ("Basic Rent") or $7,500,000 with annual adjustments based on any increase in the Consumer Price Index ("Minimum Basic Rent"). In addition, ECOC is responsible for payment of all insurance, taxes and other costs to operate and to maintain the race track, and HDA is responsible for capital improvements, if any, up to certain specified limits.

     In December 1993, the Lease Agreement was amended to modify the rent and provide certain other covenants. The Basic Rent and Minimum Basic Rent under the revised Lease Agreement is unchanged. In addition, ECOC is obligated to pay additional fixed rent ("Fixed Rent") of $150,000 in 1994, $400,000 annually in 1995 through 1998 and $1,250,000 in 1999.

     The condensed balance sheets as of December 31, 1993 and 1992, and the condensed statements of loss for the years ended December 31, 1993, 1992 and 1991, are shown below for ECOC:

                                     ECOC
                           CONDENSED BALANCE SHEETS
                                  (Unaudited)

                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1993           1992
                                                  ------------    -----------
                                                         (In thousands)

Assets
  Cash (restricted cash of $354 and $720
    for 1993 and 1992, respectively)                    $1,033         $1,218
  Accounts and notes receivable, net                       952            985
  Inventories                                               89            165
  Prepaid expenses and deferred charges                    735            525
  Other assets                                           3,169          2,182
                                                        ------         ------
                                                         5,978         $5,075
                                                        ======         ======
Liabilities and stockholders' equity (deficit)
  Accounts payable                                      $3,383         $4,275
  Payables to HDA                                           --          2,199
  Capital lease obligations                              1,624          1,703
  Note payable to stockholder                              783            266
  Deposits                                                  38             80
                                                        ------         ------
                                                         5,828          8,523

  Stockholders' equity (deficit) (1)                       150         (3,448)
                                                        ------         ------
                                                        $5,978         $5,075
                                                        ======         ======


  (1) In December 1993 HDA contributed to the capital of ECOC a rent receivable from ECOC of $1,921,000, personal property of $652,000 and cash of $800,000. An additional cash contribution of $250,000 was made in January 1994.

                                     ECOC
                     CONDENSED STATEMENTS OF INCOME (LOSS)
                                  (Unaudited)


                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                            1993         1992        1991
                                       ------------  -----------  -----------
                                                   (In thousands)

Revenues
  Commissions on wagering                 $49,905      $40,815      $30,128
  Other                                     2,210        2,141        1,776
                                          -------      -------      -------
                                           52,115       42,956       31,904
                                          -------      -------      -------
Expenses
  Payments to horse owners and horse
    owners' association                    25,008       20,457       15,119
  General and administrative               14,949       13,190       11,189
  Rent to HDA                              12,258        9,954        7,958
                                          -------      -------      -------
                                           52,215       43,601       34,266
                                          -------      -------      -------

Loss before income taxes and
  cumulative effect of change
  in method of accounting for
  income taxes                               (100)        (645)      (2,362)

Provision for income taxes                     20           --           --
                                          -------      -------      -------
Loss before cumulative effect of
  change in method of accounting
  for income taxes                           (120)        (645)      (2,362)

Cumulative effect on prior years of
  change in method of accounting for
  income taxes                                345           --           --
                                          -------      -------      -------
Net income (loss)                         $   225      $  (645)     $(2,362)
                                          =======      =======      =======


(6)  INTERSTATE WASTE TECHNOLOGIES, INC.

     IGC formed a wholly-owned corporation, Interstate Waste Technologies, Inc. ("IWT"), to pursue contracts with municipalities regarding waste treatment facilities. IWT's first project (in the pre-development stage) was a sludge reduction facility in Carteret, New Jersey for the Passaic Valley Sewerage Commissioners ("PVSC"). IWT located a site and entered into a contract with the Borough of Carteret to serve, for a fee, as a host community. However, on December 30, 1991, the Borough Council passed a resolution rescinding the Carteret Mayor's authority to enter into the agreement. IWT commenced legal action seeking a declaratory judgment that the contract is valid and enforceable. In February 1993, the contract was ruled valid and enforceable. The suit filed by IWT against the Borough of Carteret also seeks reimbursement of costs associated with its proposed plant in Carteret, New Jersey. IWT has determined that the attempt to invalidate the contract and the lawsuit has required IWT to discontinue its plans to develop the Carteret project.

     IWT responded to a Request for Proposals from a Northeastern U.S. city for a regional sludge management facility to dispose of the city's sludge as well as sludge from other communities. In February 1994, IWT was notified that it was identified by the city as the preferred vendor for the regional sludge management facility. The procurement process calls for the negotiation of a host community agreement with the city and a sludge disposal service agreement with the city's wastewater authority. IWT holds an option on the site described in the proposal.

     Three individuals representing IWT have filed for patent protection for a process which converts sludge into three useful and saleable products: methanol, sulfur and an aggregate material. There is no assurance that patents for such process will be issued. IWT utilized the methanol production process for the conversion of sludge in its Statement of Qualifications response to a public Request for Qualifications issued by PVSC. Accordingly, the original plans for an incineration facility for the Carteret site have been abandoned in favor of the new process.

     IWT has abandoned its development efforts for contracts with certain other municipalities as well as the incineration technology, and provided a reserve as part of the restructuring provision in 1992 of approximately $1,000,000 for deferred costs related to these efforts. During 1993, as a result of the legal action discussed above and its decision to abandon another site, IGC reserved approximately an additional $1,000,000 against the investment. At December 31, 1993 and 1992, deferred costs regarding waste technology, net of reserves, were $1,863,000 and $1,902,000, respectively.

(7)  FEES FROM SALE OF CABLE TELEVISION SYSTEM

     IGC is the general and a limited partner of a partnership that owned a cable television system serving Charles County, Maryland. The assets of this partnership were sold on January 6, 1988. IGC earned fees of $508,000, $456,000 and $495,000 during the years ended December 31, 1993, 1992 and 1991, respectively. An additional $2.6 million of fees is expected to be paid to IGC over the next six years. These fees are generally earned as collected and are comprised of the following:

          Consulting services for a period of five years at $250,000 per year with no remaining balance at December 31, 1993. Services for this fee included rendering advice and consultation regarding operations and marketing.

          Non-compete fees for a period of 10 years at $115,000 per year with a remaining balance at December 31, 1993 of $460,000.

          Construction management and payment for easements in St. Charles, Maryland of $3,660,000 based on payments of $732 per dwelling unit for the first 5,000 dwelling units where cable is placed, and limited to a 12-year period that began January 6, 1988. The remaining expected balance at December 31, 1993 was $2,188,000.

(8)  DEBT

     The following notes are primarily collateralized by land, receivables, and investments in partnerships. The following table summarizes the indebtedness of IGC:

                                            Stated
                              Maturity     Interest  December 31, December 31,
Description by Lender           Date         Rate        1993         1992
- - -------------------------  --------------  --------  ------------ ------------

Non-recourse debt:
  Purchase money           Various from
    mortgages (6)          10-01-94 to
                           05-03-97         9%        $  670,485  $   939,057
  Chase Manhattan Bank     Paid             Paid              --    7,200,000
  Community Development
    Administration (10)    06-01-16         10.3%      4,054,911           --
  Community Development
    Administration (10)    10-01-27         9.575%     6,417,066           --
  Community Development
    Administration (10)    10-01-28         9.875%    11,984,753           --
  Supra & Co. (minority
    partner in LDA)        None             (1)        2,091,886    2,726,849
                                                     -----------  -----------
      Total non-recourse                              25,219,101   10,865,906
                                                     -----------  -----------
Recourse debt:
  MNC Financial            Paid             Paid              --      979,513
  Bank of Southern MD      Paid             Paid              --      487,457
  Banco Popular de P.R.    Paid 1-94        (1)        5,420,171   13,831,395
    (6,8,13)
  Branch Banking &         Paid 3-94        Prime         55,555      277,509
    Trust (9)                               + 1.75%
  Citibank (12)            Demand           (2)        1,856,800    2,312,593
  MNC Financial (6)        Demand (3,11)    Prime      1,352,486    1,426,993
                                            + 1%
  MNC Financial (6)        Demand (3,11)    Prime      6,013,419    6,374,286
                                            + 1%
  Purchase money           Various from     9%-12%     2,361,716    2,697,454
    mortgages (6)          04-24-94 to
                           04-01-98 (11)
  Washington Savings (6,7) Various from     7%-8%        656,455      477,825
                           06-22-94 to
                           12-27-95
  1st National             06-30-94         Prime        150,000      120,000
    St. Mary's (7)                          + 1.5%
  Signet Bank (7)          08-13-94 (5)     Prime     11,508,161   19,220,029
                                            + 2%
  Wachovia Bank & Trust    04-30-95 (11)    Prime        347,474      961,470
    (6,8)                                   + .5%
  NationsBank (6,8)        05-01-95 (11)    Prime      7,774,396    8,805,560
                                            + 1%
  FDIC (6,8,13)            09-30-96 (11)    Prime     10,992,694   11,992,694
                                            + 1%

                                            Stated
                              Maturity     Interest  December 31, December 31,
Description by Lender           Date         Rate        1993         1992
- - -------------------------  --------------  --------  ------------ ------------


  Banco Central
    Hispano (6)            12-31-97         (4)        6,400,000           --
  Wachovia Bank & Trust    Various from     Prime         94,738       98,371
    (8)                    04-26-00 to      + 1%
                           10-25-00
  Various (6,8,9)          Various from     Various      757,540      691,402
                           04-15-94 to
                           02-28-98
                                                     -----------  -----------
      Total recourse                                  55,741,605   70,754,551
                                                     -----------  -----------
      Total debt                                     $80,960,706  $81,620,457
                                                     ===========  ===========

Balance Sheet Classification
- - ----------------------------

Mortgage and notes payable - Recourse debt           $   427,563  $   307,709
Related to community development -
  Non-recourse debt                                    2,762,370   10,865,906
  Recourse debt                                       50,137,318   55,596,234
Related to homebuilding projects - Recourse debt       3,319,926    7,538,015
Related to investment properties -
  Recourse debt                                        1,856,799    7,312,593
  Non-recourse debt                                   22,456,730           --
                                                     -----------  -----------
      Total debt                                     $80,960,706  $81,620,457
                                                     ===========  ===========

 (1) Interest rate is 936 rate plus 3% which was 6.321% at December 31, 1993. The Banco Popular de Puerto Rico loan was fully paid in January 1994.

 (2) The interest rate is not fixed to maturity and is renegotiated on a periodic basis. The interest rate was 5.15% at December 31, 1993.

 (3) The Company received a commitment letter for these facilities aggregating $7,365,905 on May 13, 1994 to extend the maturity dates of the loans to May 31, 1995. The extension requires additional collateral in the form of a second lien on certain commercial land and the Company's interest in partnerships owning rental apartments (see Note 2).

 (4) Interest rate is 936 rate plus 3%, with minimum of 6% and maximum of 9%. The rate at December 31, 1993 was 6.55%.

 (5) At December 31, 1993, the Company was in technical default on this loan as it has not met certain minimum quarterly sales goals; however, this requirement has been permanently waived as of December 31, 1993 and May 31, 1994. Current negotiations are being made with lender to extend this loan's maturity date.

 (6)  These facilities are collateralized with land and improvements.

 (7)  These facilities are collateralized with land and housing.

 (8)  These facilities are collateralized with receivables.

 (9)  These facilities are collateralized with land and building.

(10)  These facilities are FHA mortgages on apartment projects.

(11) These loans are in violation of affirmative and financial covenants as the Company is delinquent with respect to real estate tax, vendor payments and certain other restrictive covenants.

(12)  This loan is collateralized with a letter of credit.

(13)  These facilities are collateralized by investments in partnerships.


Information regarding short-term borrowings is summarized as follows:

                                            1993         1992        1991
                                       ------------  -----------  -----------
                                                   (In thousands)

Principal outstanding
  At year end                             $39,347      $36,316      $42,859
  Weighted average during the year        $35,338      $31,962      $46,163
  Maximum during the year                 $53,840      $54,145      $69,255
Interest
  Weighted average rate at year end          7.20%        6.97%        8.40%
  Weighted average rate during the year      7.12%        7.42%       10.33%


Debt matures as follows based upon renewal or expiration date:

                                                           December 31,
                                                               1993
                                                           -----------

     Year of maturity:
       1994                                                $39,347,150
       1995                                                 10,239,428
       1996                                                  1,405,415
       1997                                                  5,890,034
       1998 and thereafter                                  24,078,679
                                                           -----------
                                                           $80,960,706
                                                           ===========

(9)  COMMITMENTS AND CONTINGENCIES

     IGC is guarantor of letters of credit of $4,569,000, on behalf of Chastleton (see Note 10), and $6,117,000 for completion guarantees regarding land and homebuilding development. The letters of credit related to Chastleton serve as collateral for public and private borrowing arrangements undertaken by the respective investment property partnerships. Likewise, the letters of credit related to the land development and homebuilding operations serve as collateral for IGC's performance guarantee and support borrowing arrangements.

     In addition to the letters of credit, IGC shares the general partner interests in two investment property partnerships with IBC which are currently experiencing negative cash flow. Under the terms of the partnership agree-ments, IBC is the primary obligor for funding operating advances. However, should IBC fail to fulfill its funding obligations, IGC is obligated as a general partner to provide financial support. This obligation involves varying degrees of credit risk in excess of amounts recognized in the consolidated financial statements.

     The National Association of Home Builders has issued a warning that certain fire-retardant treated plywood commonly used in the roof construction of multi-family homes may contain a product defect causing accelerated deterioration of the plywood. Since 1991, the homeowners association of three projects that IGC had built notified IGC of roof problems that they suspected were related to such fire-retardant plywood. IGC has completed the replacement of roofs at one project of 60 units, and has agreed to complete the replacement of roofs at another project of 203 units. IGC is currently working with the third homeowners association to determine the nature and extent of their roofing problem. At this time, the extent of IGC's share of the cost for these projects is estimated to be approximately $50,000. Also, management has notified the supplier of the plywood to determine the type of treatment used. Furthermore, IGC is reviewing its records and inspecting the plywood that had been used in the construction of other IGC projects to determine the nature of the plywood treatment and the extent of such use. At this time, the extent of additional loss is considered to be minimal. IGC believes that if the plywood used in any of its projects had been defectively treated, then the liability for repair or replacement rests primarily with the insurance company, manufacturer or the provider of the chemical treatment and others involved in the manufacturing process.

     In March 1990, the Company received a notice (the "Notice") from the U.S. Army Corps of Engineers (the "Corps") asserting that unauthorized fill materials had been placed in portions of an approximately five-acre parcel in Charles County, Maryland (the "Site") owned by the Company and claimed by the Corps to constitute wetlands subject to regulation pursuant to the Clean Water Act. Following receipt of the Notice, the Company ceased development of the Site and remediated a portion of the Site in accordance with instructions issued by the Corps. The Company also commenced discussions with the Corps regarding mitigation plans that would preserve some commercial value for the Site. The Company took the position that a prohibition of development on the entire Site would constitute a governmental taking for which the Company would be entitled to compensation. In November 1993, the Company believed it had an agreement in principle with the Corps that would permit commercial development of a portion of the Site. However, in early 1994, the Company became aware that this matter had been referred to the U.S. Attorney for the District of Maryland who is now conducting an investigation. The investigation is in a preliminary stage and the Company is not in a position to determine whether it will be charged with a violation of the Clean Water Act or other laws relating to wetlands preservation or, if charged, what the outcome will be.

     In the opinion of management, IGC is not involved in any litigation (including the matters above) which is likely to have a material adverse effect on the accompanying financial statements.

(10) RELATED PARTY TRANSACTIONS

     In 1993, 1992 and 1991, IGC paid or accrued $94,000, $109,000 and
$151,000, respectively, to reimburse the managing general partner for director's meeting fees and expenses. At December 31, 1993 and 1992, $72,000 and $224,000, respectively, of directors fees were accrued and unpaid.

     IGC and IBC, an entity primarily owned by James J. Wilson (Chairman of the Board of Directors for IGC's managing general partner) and his family, own the general partnership interest in Chastleton, a partnership owning a rental apartment project of 300 units in the District of Columbia. During the first quarter of 1990, IBC assumed IGC's obligation to provide future funding of operating advances, indemnified IGC against any liability resulting from certain letters of credit and certain liabilities regarding Chastleton and purchased from IGC for $1,948,000 receivables of $2,132,000 due from Chastleton. This transaction in 1990 resulted in a gain to IGC of $884,000, which was equal to the collection of reserves recorded in prior years by IGC. Of the $1,948,000, IBC paid $300,000 to IGC in cash, $404,000 in mortgage receivables and the balance by a demand note with an outstanding balance including interest of $680,000 and $707,000 as of December 31, 1993 and 1992, respectively, which is secured by certain real estate parcels. At December 31, 1993, $317,000 of this amount is reserved until paid. In addition, as part of IBC's purchase, IGC and IBC agreed that IGC would continue to manage the project, and IGC subordinated 50% of its management fees until IBC collects its working capital advances to Chastleton.

     In October 1992, IBC, as general partner of Chastleton, arranged the refunding of certain tax-exempt housing bonds issued in 1985. The refunding of the 1985 bonds provides lower cost long-term financing and cured a Chastleton payment default on the mortgage that secured the 1985 bonds and defaults under the HUD regulatory agreement. As part of this refinancing, IGC agreed to defer collection of all of its management fees until Chastleton has sufficient cash flow after debt service and other operating expenses to pay the fees. As of January 1, 1993, the Board of Directors approved a reduction of Chastleton's management fees from 5% to 2.5% while the project is operating at a cash flow deficit. At December 31, 1993 and 1992, Chastleton owed approximately $311,000 and $207,000, respectively of management fees and other receivables, which $211,000 and $179,000, respectively, are reserved. IGC is also contingently liable under $4.6 million in letters of credit issued by NationsBank which secure additional bonds issued for Chastleton.

     IBC owned two commercial properties in Puerto Rico which it contributed to two Puerto Rico special partnerships, Santa Maria Associates S.E. ("Santa Maria") formed December 1990, and El Monte Properties S.E. (which owns a shopping center and the Doral Building) formed December 1992, in exchange for 99% partnership interests in each. IGC is a 1% managing partner and provides property management services under the same terms as previously provided to IBC, including management fees which are 3.5% of rental income. During 1993, 1992 and 1991, property management fees for these affiliates were approximately $148,000, $122,000 and $99,000, respectively. During the years ended December 31, 1993, 1992 and 1991, IGC earned $102,000, $61,000 and $65,000, respectively, from IBC for development fees for the Doral Building which was under construction in Puerto Rico and received fees of $35,000 and $80,000 in 1993 and 1992, respectively, from Santa Maria for services rendered in connection with a Santa Maria bond issue. IGC's Puerto Rico executive office has been located in the Doral Building since November 1991 under a five-year lease providing for a first-year payment of rent of approximately $187,000 and certain escalations for CPI and pro-rata share of operating expenses in years two through five. Rental expense for the executive office and certain other leased property in Puerto Rico in 1993, 1992 and 1991 leased from affiliates was $206,000, $187,000 and $23,000, respectively. All leases with affiliated persons are on terms at least as favorable to IGC as that generally available from unaffiliated persons for comparable property.

     IGC has a property management agreement with Capitol Park Associates, a third-party partnership that owns 937 apartment units in Washington, D.C. In 1984, this partnership purchased these apartment units from a company controlled by James J. Wilson, certain other stockholders of IBC's predecessor and third parties. IGC has the right to continue the property management agreement until 1999, which provides for fees of 3.5% of annual gross rentals. As of December 31, 1993, 1992 and 1991, IGC earned fees of approximately $238,000, $210,000 and $228,000, respectively. As of December 31, 1993,
$31,000 of these fees, and other reimbursements of allocated costs were owed by an entity controlled by Mr. Wilson.

     IGC and IBC formed Coachman's Limited Partnership, which owns a 104-unit apartment complex in St. Charles, Maryland. IGC contributed its 99% interest in the land and IBC contributed its 1% interest in the land and $218,000 in cash. IBC is obligated to fund any operating deficits; however, IGC has provided these funds. Both partners retain a 1% general partner and 49% limited partner interest in the cash flows, and IGC provides management services for this property. Fees in 1993, 1992 and 1991 were $22,000, $45,000 and $45,000, respectively. At December 31, 1993, unpaid management fees and operating deficit loans due IGC was $416,000 of which $272,000 is reserved.

     IBC and its affiliates own certain U.S. commercial properties and apartment projects in the U.S. for which IGC provides property management services for fees of 2.5% to 4.5% of rental income. Effective January 1993, the Board of Directors approved a reduction in the management fees for one of these projects from 4.5% to 2.5% until the project has cash flow sufficient to bring the unpaid fees up to date and pay the 4.5% fee. During 1993, 1992 and 1991, property management fee income from these affiliates was approximately $190,000, $242,000 and $252,000, respectively. In 1993 and 1992, IGC earned
$64,000 and $88,000, respectively, from IBC for development fees for the Village Lake Apartment project. As of December 31, 1993, $419,000 of management and development fees and other allocated costs were unpaid of which $397,000 was reserved.

     IGC and affiliates lease office space from Smallwood Village Associates Limited Partnership ("SVA"), one of IBC's commercial properties in which IGC's principal executive offices are located. A total of 23,400 square feet of office space is leased by IGC and affiliates at approximately $282,000 per year (subject to adjustment for inflation). The lease expires in the year 2001. In 1993, 1992 and 1991, IGC's annual rentals from its share of the leases are approximately $181,000, $193,000 and $197,000, respectively.

     During the second quarter of 1991, IGC sold 56 undeveloped residential lots to Community Homes, Inc. ("Community Homes"), a company majority-owned by relatives of James J. Wilson, for a total sales price of $1,176,000. In the opinion of management, the sales price and the terms of this sale were not materially different from those of similar land sale transactions with unaffiliated third parties.

     As of September 30, 1991, IGC sold a 31% interest (38.75% of its ownership interest) in HDA to IBC, reducing IGC's 80% partnership interest in HDA to 49%. An unaffiliated partner holds the remaining 20% interest. The purchase price consisted of $10,000 cash payment, a $121,000 note payable by IBC out of distributions from HDA. As a result of this transaction which reduced IGC's ownership interest to 49%, the assets and liabilities of HDA are no longer consolidated with those of IGC.

     IGC, as limited partner, and IBC, as general partner, have formed Equus Gaming Company ("Equus), a general partnership that through its wholly-owned subsidiary, Virginia Jockey Club, Inc. ("VJC"), has applied for a license to construct and operate a thoroughbred racing facility in Virginia, and IGC currently is funding all costs regarding VJC. Deferred costs regarding VJC as of December 31, 1993 totaled approximately $593,000. Equus' partnership agreement provides that in the event VJC obtains a Virginia racing license, in lieu of the Proposed Distribution IBC and IGC will transfer their interest in HDA to Equus. The transfer will be structured to avoid a termination of HDA for federal income tax purposes. IGC and IBC expect to convert Equus to a limited partnership or other form of limited liability entity prior to IGC's distributing to its unitholders all or a substantial portion of its interests in Equus. The transfer to Equus and the subsequent distribution would be subject to required regulatory approvals, including the Racing Board, and consent of certain IGC creditors.

     IGC and IBC have also engaged in property sales and certain other related party transactions. During 1989, IBC purchased 5.01 acres of commercial land for the development of an apartment complex for the appraised value of $1,092,000 ($218,000 cash down payment and a five-year note of $874,000 requiring quarterly payments of $22,000 and a balloon payment of $741,000 on September 28, 1994). The outstanding balance of the note and interest as of December 31, 1993 was $776,000. This note was originally secured by the 5.01-acre site purchased. In 1992, the Company pledged this note to a vendor as collateral for outstanding payables. To permit the construction of the Village Lake Apartments to proceed, the vendor and the Company's Board of Directors approved the release of 3.78 of the 5.01 acres, without payment, in exchange for an assignment of IBC's 99% interest in Village Lake L.P., Santa Maria and a mortgage on an additional real estate parcel.

     The Company and IBC entered into an agreement in 1990 pursuant to which $1,749,000 of the Company's outstanding advances to IBC in 1990 were satisfied by the conveyance by IBC to the Company of approximately $3.8 million in receivables from SVA, in which IBC is the sole general partner and a limited partner, together with options to purchase IBC's 1% general and 51% limited partnership interests in SVA. As SVA has been operating at a cash deficit since inception, none of these receivables have been paid to IGC. Pursuant to the agreement, in order to enhance the ultimate liquidity of the Company's receivables from SVA, the Company has the right at any time after December 31, 1993 to require IBC to repurchase the receivables ("SVA Repurchase") for an amount equal to $2 million plus interest from the date of the agreement. The repurchase amount was $2,726,000 at December 31, 1993, of which $893,000 is reserved until collected. To date, the Company has not exercised the SVA Repurchase.

     The maximum amounts of outstanding receivables due IGC from IBC and other Wilson related entities (which include WSC, Advanced Power Systems, Inc., Community Homes and certain apartment projects), and excluding SVA receivables discussed in the previous paragraph, was $2,806,000 and $3,743,000 during 1993 and 1992. The outstanding receivables from these parties at December 31, 1993 and 1992 were $2,636,000 and $2,806,000, respectively, of which $1,200,000 and
$799,000, respectively, were reserved until collected.

     IGC provides management services to HDA pursuant to a management agreement which has a term of 15 years ending in December 2004. The management agreement was amended in December 1993 upon closing of a HDA refinancing to reduce the management fee to an annual fee of $250,000, adjusted beginning in 1994 by the percentage increase in CPI over the prior year. Prior to such amendment IGC received a management fee equal to 5% of the HDA's rental income. The HDA management fees earned in 1993 and 1992 were $593,000 and $498,000, respectively. Pursuant to an agreement with HDA's previous lender, collection of 50% of the fees earned from March 1992 was deferred. The unpaid fees of $499,000 at December 15, 1993 were paid to IGC from the proceeds of the HDA refinancing.

     Pursuant to a consulting agreement effective December 15, 1993, ECOC has retained as executive management three racing consultants employed by IGC. ECOC reimburses all of IGC's payroll, bonus, fringe benefits and out-of-pocket disbursements with respect to IGC's employment of the three consultants and bonuses for these consultants and/or other personnel from time to time providing services to ECOC, subject to certain limits on increases in reimbursable costs during the term of the consulting agreement.

     ECOC, the lessee of properties owned by HDA, uses certain land owned by LDA for a sanitary landfill in connection with its operation of the El Comandante Race Track. LDA has authorized this use, but has reserved the right to terminate such use if it conflicts with future development by LDA.

     The PRHFC regulatory agreements require approval of audit reports before annual distributions can be made. In January 1992, surplus cash of $194,000 accumulated at December 31, 1991 was distributed to IGC from a partnership in advance of receiving the March 1992 approval of the 1991 audit reports from the PRHFC (this is not a HUD-insured project). In the first quarter of 1992, IGC received distributions from this same partnership of $118,000 of cash accumulated in 1992. This violation was cured in March 1993 when the PRHFC approved the distribution of 1992 surplus cash.

     During 1991, IGC agreed to pay Joel Cowan, a director of the managing general partner of IGC, a $25,000 fee for the arrangement of certain mortgage financing for IGC's AFH division. Mr. Cowan earned $51,000 in 1990 relating to a 1989 retainer agreement. As of December 31, 1993, fees of $5,000 were unpaid.

     James J. Wilson, as a general partner of IGP, is entitled to priority distributions made by each housing partnership in which IGP is the general partner. If IGP receives a distribution which represents 1% or less of a partnership's total distribution, Mr. Wilson receives the entire distribution. If IGP receives a distribution which represents more than 1% of a partnership's total distribution, Mr. Wilson receives the first 1% of such total.

     R. Daniel Saxe, Jr., a director of IGMC, is a limited partner in Alturas del Senorial Associates Limited Partnership and Valle del Sol Associates Limited Partnership. IGC is the sole general partner of each of these housing partnerships.

     In March 1984, IBC acquired from unaffiliated parties a 51% limited partnership interest in four partnerships which own 596 apartment units in St. Charles. IGC is the 1% general partner in each of these partnerships. The potential for a conflict of interest exists between IBC and IGC as to whether and when to convert these units to condominiums. IGC provides property management services for these properties. The contracts provide for fees of 6% to 9.8% of gross rental and can be terminated upon 30 days written notice.

(11) PROFIT SHARING AND RETIREMENT PLANS

     IGC established a retirement plan (the "Retirement Plan") effective January 1, 1988 for non-union employees of IGC. Such employees are eligible for the Retirement Plan when they have completed a minimum employment period of generally one year. In 1992, the union employees were added to the Retirement Plan. IGC's contributions to the Retirement Plan and U.S. Social Security Plan for eligible employees were equal to 11.65% of basic salaries and wages for 1993, 1992 and 1991 that were not in excess of the U.S. Social Security taxable wage base, plus 8% of salaries which exceeded the U.S. Social Security taxable wage base. Employees' salaries in excess of $235,840, $228,860 and $222,220, for 1993, 1992 and 1991, respectively, were excluded from the calculation of contributions. Payments are also made to the Retirement Plan from IGC contributions to a profit sharing plan, as described below, and from voluntary contributions by employees.

     In 1987, IGC established an incentive compensation plan (the "Profit Sharing Plan") based on net income of the Company. No contributions were made for 1993, 1992 or 1991.

(12) UNIT OPTIONS AND WARRANTS

     IGC established Unit option plans for Directors (the "Directors Plan") and for employees (the "Employees Plan"). The Directors Plan is for directors of the Managing General Partner who are not officers or employees of the Company or any General Partner. The Employees Plan is for employees of IGC, including employees who are Directors of any general partner of IGC or any affiliate of IGC. Activity during 1993 and 1992 is summarized below:

                                                              Directors
                                                       ----------------------
                                                       Plan          Plan
                                                       Exercise      Exercise
                                                       Price $9      Price $4
                                                       --------      --------

Options outstanding, December 31, 1991                  30,000         30,000
     Cancelled                                              --        (15,000)
                                                       -------       --------

Options outstanding, December 31, 1992                  30,000         15,000
     Awarded (1)                                            --         30,000
     Cancelled (1)                                     (30,000)            --
                                                       -------       --------

Options outstanding, December 31, 1993                      --         45,000
                                                       =======       ========

                                                             Employees
                                                       ----------------------
                                                       Plan          Plan
                                                       Exercise      Exercise
                                                       Price $9      Price $4
                                                       --------      --------

Options outstanding, December 31, 1991                 112,950         40,000
     Cancelled                                         (15,150)            --
                                                       -------       --------

Options outstanding, December 31, 1992                  97,800         40,000
     Awarded (1)                                            --        147,800
     Cancelled (1)                                     (97,800)        (1,750)
     Exercised                                              --         (2,500)
                                                       -------       --------

Options outstanding, December 31, 1993                      --        183,550
                                                       =======       ========


     (1) The Board of Directors of IGMC in 1992 approved a change in the exercise price of $9 to $4 for both the Employees and Directors Plan.

          IGC subsequently cancelled the original $9 options and reissued the options at $4 effective January 1, 1993. The reissued options are exercisable in various increments from July 1, 1993 to September 1, 1994. Also, on January 1, 1993, the Company granted options for 50,000 Units exercisable in 20% increments from July 1, 1993 to January 1, 1997.


     As of December 31, 1993, an additional 155,000 Units are reserved for issuance under the Directors Plan and an additional 1,012,200 Units are reserved under the Employees Plan.

     As of December 31, 1993, the dates that options become exercisable and the expiration dates are as follows:

                                                         Directors Options
                                                     --------------------------
                                                      Expiring        Expiring
                                                      12-1-97          2-1-00
                                                     ----------      ----------
Exercisable:
  As of December 31, 1993                              30,000          12,000
  September 1, 1994                                        --           3,000
                                                       ------          ------
                                                       30,000          15,000
                                                       ======          ======


                                                  Employees Options
                                       ----------------------------------------
                                        Expiring       Expiring       Expiring
                                         1-1-99         8-1-01         1-1-03
                                       ----------     ----------     ----------
Exercisable:
  As of December 31, 1993                93,550         16,000         10,000
  January 1, 1994                            --          8,000         10,000
  January 1, 1995                            --             --         10,000
  February 1, 1995                           --          8,000             --
  January 1, 1996                            --             --         10,000
  March 1, 1996                              --          8,000             --
  January 1, 1997                            --             --         10,000
                                         ------         ------         ------
                                         93,550         40,000         50,000
                                         ======         ======         ======


     In 1993, 100,000 limited partnership unit purchase warrants were issued to an investment firm in connection with a "highly confident letter" relating to the VJC financing. The warrants have an exercise price of $5.30 per warrant and expire on September 30, 2003. Management has valued the warrants at $75,000 and has accounted for the issued warrants as a deferred cost of VJC.

(13) INCOME TAXES

     As a U.S. Company doing business in Puerto Rico, IGC is subject to Puerto Rico income tax on its Puerto Rico based income. The taxes reflected below are a result of that liability. As discussed in Note 1, the Company adopted SFAS No. 109 as of January 1, 1993, and the cumulative effect of this change is reported in the Consolidated Statement of Income (Loss) for the year ended December 31, 1993. Prior years' financial statements have not been restated to apply the provisions of SFAS No. 109.

     The provision for income taxes amounted to 10.5%, 3.3% and 21.8% of the income before taxes for the years ended December 31, 1993, 1992 and 1991, respectively. The primary reason for the differences between these rates and the statutory federal income tax rate is due to partnership income not being taxable at the entity level, noted as follows:


                                               December 31,
                            -------------------------------------------------
                                 1993              1992             1991
                            ---------------   --------------   --------------
                                     (In thousands, except amounts in %)

                                      % of             % of             % of
                            Amount   Income   Amount  Income   Amount  Income
                            ------   ------   ------  ------   ------  ------

Provision (benefit) for
  income taxes at the
  statutory Federal
  income tax rate            $2,226   35.0% $(4,922) (34.0%)     $207   34.0%
Reduction of provisions
  (benefits) for
  partnership income
  not taxable to Company     (1,756) (27.6%)  5,735   39.6%       (95) (15.6%)
Net change in deferred
  income tax liabilities        275    4.3%      --     --         --     --
Other items                     (80)  (1.3%)   (342)  (2.3%)       21    3.4%
                            -------  ------  ------  ------      ----   -----
                               $665   10.5%  $  471     --%       $39   21.8%
                            =======  ======  ======  ======      ====   =====



The provision for income taxes consists of the following:


                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                            1993         1992        1991
                                       ------------  -----------  -----------
                                                   (In thousands)

Currently payable
  United States                              $ --         $ --         $ --
  Puerto Rico                                 390            2            4
Deferred                                      275          469          129
                                             ----         ----         ----
                                             $665         $471         $133
                                             ====         ====         ====

The components of deferred taxes payable include the following:


                                                     YEARS ENDED DECEMBER 31,
                                                     ------------------------
                                                         1993        1992
                                                     -----------  -----------
                                                           (In thousands)

Tax on amortization of deferred
  income related to long-term
  receivables from partnerships
  operating in Puerto Rico                              $  942       $  538
Tax on equity in earnings of
  partnerships operating in
  Puerto Rico                                            1,989        1,514
Carryforward of Puerto Rico losses                      (1,941)          --
Other items                                                 (1)         162
                                                        ------       ------
                                                        $  989       $2,214
                                                        ======       ======

The reconciliation between book income and taxable income (excluding built-in gain allocable to Predecessors) is as follows:

                                               December 31,
                            -------------------------------------------------
                                 1993              1992             1991
                            ---------------   --------------   --------------
                                 (In thousands, except per unit amounts)

                                      Per              Per              Per
                            Total     Unit    Total    Unit    Total    Unit
                            ------   ------   ------  ------   ------  ------

Net (loss) income
  per books                 $7,194    $.71  $(14,947) $(1.47) $   476   $ .05
Cumulative effect of
  change in accounting
  principle                 (1,500)   (.15)       --      --       --      --
Built-in gain allocable
  to Predecessors:
    Current                   (301)   (.03)     (252)   (.03)    (312)   (.03)
    Deferred                  (900)   (.09)     (309)   (.03)    (218)   (.02)
Difference in income or
  losses from subsidiary
  partnerships              (5,427)   (.53)   (1,630)   (.16)    (894)   (.09)
Losses from corporation
  subsidiaries not
  deductible by the
  partnership                1,418     .14     1,631     .16    1,862     .18
Capitalization of general
  and administrative
  expenses under the
  Uniform Capitalization
  Rules                         49      --       162     .02     (167)   (.02)
Deferred (losses) income
  recognized currently
  for tax purposes           1,057     .10     1,442     .14      939     .09
Additional tax depreciation
  on the race track
  properties                    --      --        --      --   (1,500)   (.15)
Interest expense related
  to the acquisition of
  the race track properties
  deducted for taxes        (1,347)   (.13)   (1,445)   (.14)  (1,717)   (.17)
Losses from restructuring   (1,409)   (.14)   11,527    1.14       --      --
Other book to tax
  reconciling items, none
  of which is individually
  significant                 (332)   (.03)      597     .05     (371)   (.03)
                           --------  ------  -------   -----  --------  -----
Net taxable loss per
  partnership federal
  return                   $(1,498)   (.15)  $(3,224)  $(.32) $(1,902)  $(.19)
                           ========  ======  =======   =====  ========  =====

     Deferred income taxes for 1993 reflect the "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. These temporary differences are determined in accordance with SFAS No. 109 and are more inclusive in nature than "timing differences" as determined under previously applicable accounting principles. In determining the impact of SFAS No. 109, certain carry-forwards related to Puerto Rico operations were benefitted as there are no existing uncertainties associated with their realization. The benefit of implementing SFAS No. 109 has been reported as a $1.5 million cumulative effect of a change in accounting principal in the accompanying statements of income (loss). As of December 31, 1993, the Company had $6.7 million in carryforward losses available for Puerto Rico tax purposes. Puerto Rico unused losses can be carryforwarded indefinitely as they do not expire, however, their use in any given year is limited to 50% of taxable income.

     On December 22, 1987, the Omnibus Budget Reconciliation Act of 1987 ("the 1987 Act") was signed into law. It contained several provisions relating to the tax treatment of publicly traded partnerships. Among other things, the 1987 Act provides that publicly traded partnerships will be taxed as corporations unless at least 90% of their gross income is derived from qualifying "passive-type" sources. Income qualifying for this purpose includes interest, dividends, real property income and gains from the sale of real property. IGC, as an existing partnership publicly traded as of December 17, 1987, has been grandfathered for a 10-year transition period. As such, IGC will not be taxed as a corporation until 1998 even if it does not meet the qualifying gross income test, unless a substantial new line of business is added. IGC expects to be able to comply with the qualifying income test. Proposed regulations define a new line of business as substantial if the partnership derives more than 15% of its gross income from that line of business or if more than 15% (by value) of the partnership's total assets are used in that line of business. Management believes that its acquisitions subsequent to the 1987 Act do not constitute new lines of business. Furthermore, it is management's intention not to enter into any new lines of business that may impair IGC's tax status as a partnership.

(14) QUARTERLY SUMMARY (UNAUDITED)

     IGC's quarterly results are summarized as follows:


                                         Year Ended December 31, 1993
                                ----------------------------------------------
                                  1st       2nd       3rd      4th   Total for
                                Quarter   Quarter   Quarter  Quarter   Year
                                -------   -------   -------  ------- ---------

Revenues                        $ 9,827   $13,884   $13,752  $11,530  $48,993
Income before taxes               1,115     1,723     2,190    1,331    6,359
Net income                        2,319     1,499     1,811    1,565    7,194



                                         Year Ended December 31, 1992
                                ----------------------------------------------
                                  1st       2nd       3rd      4th   Total for
                                Quarter   Quarter   Quarter  Quarter   Year
                                -------   -------   -------  ------- ---------

Revenues                        $11,154   $11,147   $ 8,984  $10,697  $41,982
Provision for restructuring          --  (15,795)        --       -- (15,795)
(Loss) income before taxes         (44)  (15,934)       718      784 (14,476)
Net (loss) income                 (118)  (16,018)       599      590 (14,947)


                                         Year Ended December 31, 1991
                                ----------------------------------------------
                                  1st       2nd       3rd      4th   Total for
                                Quarter   Quarter   Quarter  Quarter   Year
                                -------   -------   -------  ------- ---------

Revenues                        $11,022   $12,364   $13,109  $11,313  $47,808
(Loss) income before taxes        (352)       646       194      121      609
Net (loss) income                 (446)       559       120      243      476



(15) SUPPLEMENTARY INCOME STATEMENT INFORMATION

     Advertising expense totalled $1,223,000, $1,076,000 and $1,432,000 for the years ended December 31, 1993, 1992 and 1991, respectively. These expenses included advertising, printed materials, signs, displays, model home costs and other general marketing costs.

     Depreciation and amortization expense of intangible assets, pre-operating costs and similar deferrals totalled $358,000, $413,000 and $925,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

                                                                EXHIBIT


                                 NEWS RELEASE


FOR IMMEDIATE RELEASE                                       CONTACT
Thursday, June 2, 1994                                      Gregory A. TenEyck
                                                            (301) 843-8600


                    IGC RESTRUCTURES $6.8 MILLION IN LOANS;
                        AUDITORS LIFT QUALIFIED REPORT


     ST. CHARLES, MD - Interstate General Company L.P. (AMEX: IGC) has received a commitment to restructure $6.8 million in loans with NationsBank. As a result, Arthur Andersen & Co. has reissued its audit report on IGC's 1993 year end financial statements to eliminate the "going concern" qualification that had appeared on its report dated March 29, 1994.

     IGC has filed a Form 8-K with the Securities and Exchange Commission which contains the new audit report and updates the debt and liquidity discussions reported in its Form 10-K for the year ended December 31, 1993.

     The agreement with NationsBank will extend the maturity date of two loans to May 31, 1995, and includes options for two six-month extensions on each loan, conditioned by terms of the loans.

     James J. Wilson, Chairman and Chief Executive Officer of IGC, said, "These events are significant milestones toward the successful completion of the restructuring plan we began two years ago. Since that time we have paid more than $37 million in bank debt and are in excellent position to further improve liquidity and profitability."

     IGC reported net income of $7.2 million on revenue of $49 million for the year ended December 31, 1993. For the three months ended March 31, 1994, the company produced net income of $2.1 million on revenue of $12.6 million.

     Founded in 1957, IGC is a diversified real estate organization specializing in community development, homebuilding, investment properties and management services. The company is a publicly traded partnership, listed on the American and Pacific stock exchanges under the symbol IGC.